Exhibit 4.43

                        HARRAH'S OPERATING COMPANY, INC.,
                                    Issuer

                         HARRAH'S ENTERTAINMENT, INC.,
                                    Guarantor

                                       and

                                 NATIONSBANK OF
                                 TENNESSEE, N.A.,
                                                                    Trustee

                                    Indenture

                          Dated as of _______ __, ____

                                  $___________

                       _____% Subordinated Notes Due ____

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                                TABLE OF CONTENTS

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PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

RECITALS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

        SECTION 101. Definitions  . . . . . . . . . . . . . . . . . . . . .    2
        SECTION 102. Compliance Certificates and Opinions . . . . . . . . .   16
        SECTION 103. Form of Documents Delivered to Trustee . . . . . . . .   16
        SECTION 104. Acts of Holders  . . . . . . . . . . . . . . . . . . .   17
        SECTION 105. Notices, Etc., to Trustee, the Company and the
                     Guarantor  . . . . . . . . . . . . . . . . . . . . . .   18
        SECTION 106. Notice to Holders; Waiver  . . . . . . . . . . . . . .   19
        SECTION 107. Conflict with Trust Indenture Act  . . . . . . . . . .   19
        SECTION 108. Effect of Headings and Table of Contents . . . . . . .   20
        SECTION 109. Successors and Assigns . . . . . . . . . . . . . . . .   20
        SECTION 110. Separability Clause  . . . . . . . . . . . . . . . . .   20
        SECTION 111. Benefits of Indenture  . . . . . . . . . . . . . . . .   20
        SECTION 112. Governing Law  . . . . . . . . . . . . . . . . . . . .   20
        SECTION 113. Legal Holidays . . . . . . . . . . . . . . . . . . . .   20
        SECTION 114. Incorporators, Stockholders, Officers and Directors
                     of the Company or the Guarantor Exempt from
                     Individual Liability . . . . . . . . . . . . . . . . .   21
        SECTION 115. Duplicate Originals  . . . . . . . . . . . . . . . . .   21

                                   ARTICLE TWO

                                 SECURITY FORMS

        SECTION 201. Forms Generally  . . . . . . . . . . . . . . . . . . .   22
        SECTION 202. Form of Trustee's Certificate of Authentication  . . .   22

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                                  ARTICLE THREE

                                 THE SECURITIES

        SECTION 301. Amount Unlimited; Issuable in Series . . . . . . . . .   23
        SECTION 302. Denominations  . . . . . . . . . . . . . . . . . . . .   26
        SECTION 303. Execution, Authentication, Delivery and Dating . . . .   27
        SECTION 304. Temporary Securities . . . . . . . . . . . . . . . . .   28
        SECTION 305. Registration, Registration of Transfer and Exchange  .   29
        SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities . . .   30
        SECTION 307. Payment of Interest; Interest Rights Preserved . . . .   31
        SECTION 308. Persons Deemed Owners  . . . . . . . . . . . . . . . .   32
        SECTION 309. Cancellation . . . . . . . . . . . . . . . . . . . . .   32
        SECTION 310. Computation of Interest  . . . . . . . . . . . . . . .   33
        SECTION 311. CUSIP Numbers  . . . . . . . . . . . . . . . . . . . .   33

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

        SECTION 401. Satisfaction, Discharge of the Indenture and
                     Defeasance of the Securities . . . . . . . . . . . . .   33
        SECTION 402. Termination of Obligations upon Cancellation of the
                     Securities . . . . . . . . . . . . . . . . . . . . . .   35
        SECTION 403. Survival of Certain Obligations  . . . . . . . . . . .   36
        SECTION 404. Acknowledgement of Discharge by Trustee  . . . . . . .   37
        SECTION 405. Application of Trust Money . . . . . . . . . . . . . .   37
        SECTION 406. Repayment to the Company . . . . . . . . . . . . . . .   37
        SECTION 407. Reinstatement  . . . . . . . . . . . . . . . . . . . .   37

                                  ARTICLE FIVE

                                    REMEDIES

        SECTION 501. Events of Default  . . . . . . . . . . . . . . . . . .   38
        SECTION 502. Acceleration of Maturity Date; Rescission and
                     Annulment  . . . . . . . . . . . . . . . . . . . . . .   40
        SECTION 503. Collection of Indebtedness and Suits for
                     Enforcement by Trustee . . . . . . . . . . . . . . . .   41
        SECTION 504. Trustee May File Proofs of Claim . . . . . . . . . . .   42

                                       ii

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        SECTION 505. Trustee May Enforce Claims Without Possession of
                     Securities . . . . . . . . . . . . . . . . . . . . . .   43
        SECTION 506. Application of Money Collected . . . . . . . . . . . .   44
        SECTION 507. Limitation on Suits  . . . . . . . . . . . . . . . . .   44
        SECTION 508. Unconditional Right of Holders to Receive
                     Principal, Premium and Interest  . . . . . . . . . . .   45
        SECTION 509. Restoration of Rights and Remedies . . . . . . . . . .   45
        SECTION 510. Rights and Remedies Cumulative . . . . . . . . . . . .   46
        SECTION 511. Delay or Omission Not Waiver . . . . . . . . . . . . .   46
        SECTION 512. Control by Holders . . . . . . . . . . . . . . . . . .   46
        SECTION 513. Waiver of Past Default . . . . . . . . . . . . . . . .   47
        SECTION 514. Undertaking for Costs  . . . . . . . . . . . . . . . .   47
        SECTION 515. Waiver of Stay or Extension Laws . . . . . . . . . . .   48

                                   ARTICLE SIX

                                   THE TRUSTEE

        SECTION 601. Certain Duties and Responsibilities  . . . . . . . . .   48
        SECTION 602. Notice of Defaults . . . . . . . . . . . . . . . . . .   49
        SECTION 603. Certain Rights of Trustee  . . . . . . . . . . . . . .   50
        SECTION 604. Not Responsible for Recitals or Issuance of
                     Securities . . . . . . . . . . . . . . . . . . . . . .   51
        SECTION 605. May Hold Securities  . . . . . . . . . . . . . . . . .   51
        SECTION 606. Money Held in Trust  . . . . . . . . . . . . . . . . .   52
        SECTION 607. Compensation and Reimbursement . . . . . . . . . . . .   52
        SECTION 608. Corporate Trustee Required; Eligibility  . . . . . . .   53
        SECTION 609. Resignation and Removal; Appointment of Successor  . .   53
        SECTION 610. Acceptance of Appointment by Successor . . . . . . . .   55
        SECTION 611. Merger, Conversion, Consolidation or Succession to
                     Business . . . . . . . . . . . . . . . . . . . . . . .   57
        SECTION 612. Preferential Collection of Claims Against Company  . .   57
        SECTION 613. Appointment of Authenticating Agent  . . . . . . . . .   57

                                  ARTICLE SEVEN

                           HOLDERS' LISTS AND REPORTS
                             BY TRUSTEE AND COMPANY

                                       iii

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        SECTION 701. Company to Furnish Trustee Names and Addresses of
                     Holders  . . . . . . . . . . . . . . . . . . . . . . .   58
        SECTION 702. Preservation of Information; Communications to
                     Holders  . . . . . . . . . . . . . . . . . . . . . . .   59
        SECTION 703. Reports by Trustee . . . . . . . . . . . . . . . . . .   59
        SECTION 704. Reports by Company . . . . . . . . . . . . . . . . . .   60

                                  ARTICLE EIGHT

                          CONSOLIDATION, MERGER, SALE,
                          CONVEYANCE, TRANSFER OR LEASE

        SECTION 801. The Company May Consolidate, etc., Only on Certain
                     Terms  . . . . . . . . . . . . . . . . . . . . . . . .   61
        SECTION 802. Successor Substituted for the Company  . . . . . . . .   63

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

        SECTION 901. Supplemental Indentures Without Consent of Holders . .   64
        SECTION 902. Amendments, Supplemental Indentures and Waivers
                     with Consent of Holders  . . . . . . . . . . . . . . .   65
        SECTION 903. Execution of Amendment or Supplemental Indentures  . .   66
        SECTION 904. Effect of Amendment or Supplemental Indentures . . . .   67
        SECTION 905. Conformity with Trust Indenture Act  . . . . . . . . .   67
        SECTION 906. Reference in Securities to Amendments or
                     Supplemental Indentures  . . . . . . . . . . . . . . .   67

                                   ARTICLE TEN

                                    COVENANTS

        SECTION 1001.       Payment of Principal, Premium and Interest  . .   67
        SECTION 1002.       Maintenance of Office or Agency . . . . . . . .   68
        SECTION 1003.       Money for Security Payments to Be Held in
                            Trust . . . . . . . . . . . . . . . . . . . . .   68
        SECTION 1004.       Statements of Officers of the Company and
                            the Guarantor as to Default; Notice of
                            Default . . . . . . . . . . . . . . . . . . . .   70

                                       iv

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        SECTION 1005.       Existence . . . . . . . . . . . . . . . . . . .   71
        SECTION 1006.       Maintenance of Properties . . . . . . . . . . .   71
        SECTION 1007.       Payment of Taxes and Other Claims . . . . . . .   71
        SECTION 1008.       Limitation on Status as Investment Company  . .   72

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

        SECTION 1101.       Right of Redemption . . . . . . . . . . . . . .   72
        SECTION 1102.       Applicability of Article  . . . . . . . . . . .   72
        SECTION 1103.       Election to Redeem; Notice to Trustee . . . . .   72
        SECTION 1104.       Selection by Trustee of Securities to Be
                            Redeemed  . . . . . . . . . . . . . . . . . . .   72
        SECTION 1105.       Notice of Redemption  . . . . . . . . . . . . .   73
        SECTION 1106.       Deposit of Redemption Price . . . . . . . . . .   74
        SECTION 1107.       Securities Payable on Redemption Date . . . . .   74
        SECTION 1108.       Securities Redeemed in Part . . . . . . . . . .   75
        SECTION 1109.       Redemption to Comply with Gaming Laws . . . . .   75

                                 ARTICLE TWELVE

                                    GUARANTEE

        SECTION 1201.       Guarantee . . . . . . . . . . . . . . . . . . .   75
        SECTION 1202.       Execution and Delivery of Guarantee . . . . . .   77
        SECTION 1203.       Release of Guarantor  . . . . . . . . . . . . .   78
        SECTION 1204.       When Guarantor May Merge, etc . . . . . . . . .   79

                                ARTICLE THIRTEEN

                           SUBORDINATION OF SECURITIES

        SECTION 1301.       Securities Subordinated to Senior Debt  . . . .   81
        SECTION 1302.       Securities Subordinated to Prior Payment of
                            All Senior Debt on Dissolution, Liquidation,
                            Reorganization, etc. of the Company . . . . . .   81
        SECTION 1303.       Holders of Securities to be Subrogated to
                            Right of Holders of Senior Debt . . . . . . . .   83
        SECTION 1304.       Obligations of the Company Unconditional  . . .   83

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        SECTION 1305.       Company Not to Make Payments With Respect to
                            Securities in Certain Circumstances . . . . . .   84
        SECTION 1306.       Trustee Entitled to Assume Payments Not
                            Prohibited in Absence of Notice . . . . . . . .   86
        SECTION 1307.       Application by Trustee of Monies Deposited
                            With It . . . . . . . . . . . . . . . . . . . .   86
        SECTION 1308. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior
                            Debt  . . . . . . . . . . . . . . . . . . . . .   87
        SECTION 1309.       Holders of Securities Authorize Trustee to
                            Effectuate Subordination of Securities  . . . .   88
        SECTION 1310.       Right of Trustee to Hold Senior Debt;
                            Preservation of Trustee's Rights  . . . . . . .   89
        SECTION 1311.       Article Thirteen Not to Prevent Events of
                            Default . . . . . . . . . . . . . . . . . . . .   89
        SECTION 1312.       Trustee Not Fiduciary for Holders of Senior
                            Debt  . . . . . . . . . . . . . . . . . . . . .   89
        SECTION 1313.       Trust Monies Not Subordinated . . . . . . . . .   90

                                ARTICLE FOURTEEN

                           SUBORDINATION OF GUARANTEE

        SECTION 1401.       Guarantee Subordinated to Guarantor Senior
                            Debt  . . . . . . . . . . . . . . . . . . . . .   90
        SECTION 1402.       Guarantee Subordinated to Prior Payment of
                            All Guarantor Senior Debt on Dissolution,
                            Liquidation, Reorganization, etc. of the
                            Guarantor . . . . . . . . . . . . . . . . . . .   90
        SECTION 1403.       Holders of Securities to be Subrogated to
                            Right of Holders of Guarantor Senior Debt . . .   92
        SECTION 1404.       Obligations of the Guarantor Unconditional  . .   93
        SECTION 1405.       Guarantor Not to Make Payments in Respect of
                            the Guarantee in Certain Circumstances  . . . .   93
        SECTION 1406.       Trustee Entitled to Assume Payments Not
                            Prohibited in Absence of Notice . . . . . . . .   95
        SECTION 1407.       Application by Trustee of Monies Deposited
                            With It . . . . . . . . . . . . . . . . . . . .   95

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        SECTION 1408.       Subordination Rights Not Impaired by Acts or
                            Omissions of Guarantor or Holders of
                            Guarantor Senior Debt . . . . . . . . . . . . .   96
        SECTION 1409.       Holders of Securities Authorize Trustee to
                            Effectuate Subordination of Guarantee . . . . .   97
        SECTION 1410.       Right of Trustee to Hold Guarantor Senior
                            Debt; Preservation of Trustee's Rights  . . . .   98
        SECTION 1411.       Article Fourteen Not to Prevent Events of
                            Default . . . . . . . . . . . . . . . . . . . .   98
        SECTION 1412.       Trustee Not Fiduciary for Holders of
                            Guarantor Senior Debt . . . . . . . . . . . . .   98
        SECTION 1413.       Trust Monies Not Subordinated . . . . . . . . .   98

TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118

SIGNATURES AND SEALS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  118

ACKNOWLEDGEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118

                        HARRAH'S OPERATING COMPANY, INC.
                 Certain Sections of this Indenture relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:
Trust Indenture                                          Indenture
Act Section                                              Section
---------------                                          ---------
310(a)(1) . . . . . . . . . . . . . . . . . . . . . .    608
        (a)(2)        . . . . . . . . . . . . . . . .   608
        (a)(3)        . . . . . . . . . . . . . . . .   Not Applicable
        (a)(4)        . . . . . . . . . . . . . . . .   Not Applicable
        (b)           . . . . . . . . . . . . . . . .   608
311(a)                . . . . . . . . . . . . . . . .   609
        (b)           . . . . . . . . . . . . . . . .   612
312(a)                . . . . . . . . . . . . . . . .   701
        (a)           . . . . . . . . . . . . . . . .   702
        (b)           . . . . . . . . . . . . . . . .   702(b)
        (c)           . . . . . . . . . . . . . . . .   702(c)
313(a)                . . . . . . . . . . . . . . . .   703(a)
        (a)(4)        . . . . . . . . . . . . . . . .   703(a)
        (b)           . . . . . . . . . . . . . . . .   703(a)
        (c)           . . . . . . . . . . . . . . . .   703(a), (b) and (c)
        (d)           . . . . . . . . . . . . . . . .   703(c)
314(a)                . . . . . . . . . . . . . . . .   704
        (b)           . . . . . . . . . . . . . . . .   Not Applicable
        (c)(1)        . . . . . . . . . . . . . . . .   102
        (c)(2)        . . . . . . . . . . . . . . . .   102
        (c)(3)        . . . . . . . . . . . . . . . .   Not Applicable
        (d)           . . . . . . . . . . . . . . . .   Not Applicable
        (e)           . . . . . . . . . . . . . . . .   102
315(a)                . . . . . . . . . . . . . . . .   601(a)
        (b)           . . . . . . . . . . . . . . . .   602
        (c)           . . . . . . . . . . . . . . . .   601(b)
        (d)           . . . . . . . . . . . . . . . .   601(c)
        (e)           . . . . . . . . . . . . . . . .   514
316(a)                . . . . . . . . . . . . . . . .   101
        (a)(1)(A)     . . . . . . . . . . . . . . . .   502, 512
        (a)(1)(B)     . . . . . . . . . . . . . . . .   513
        (a)(2)        . . . . . . . . . . . . . . . .   Not Applicable
        (b)           . . . . . . . . . . . . . . . .   508
        (c)           . . . . . . . . . . . . . . . .   104(e)
317(a)(1)             . . . . . . . . . . . . . . . .   503
        (a)(2)        . . . . . . . . . . . . . . . .   504
        (b)           . . . . . . . . . . . . . . . .   103
318(a)                . . . . . . . . . . . . . . . .   107
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

        INDENTURE, dated as of _____ __, 199__, among Harrah's Operating Company, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1023 Cherry Road, Memphis, Tennessee 38117, Harrah's Entertainment, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor"), having its principal office at 1023 Cherry Road, Memphis, Tennessee 38117, and Nations Bank of Tennessee, having its principal corporate trust office at ___________________________________, as
Trustee (herein called the "Trustee").

                                    RECITALS

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its Subordinated Notes to be issued in one or more series (the "Securities"), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture.

        The Guarantor has duly authorized its guarantee (the "Guarantee") of all of the Company's obligations under the Securities, and to provide therefor the Guarantor has duly authorized the execution and delivery of this Indenture.

        All things necessary to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.      Definitions.

        For all purposes of this Indenture and any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

                  (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        Certain terms, used principally in Article Five, are defined in that Article.

        "Acceleration Notice" has the meaning specified in Section 502.

        "Act," when used with respect to any Holder, has the meaning specified in Section 104.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Associate" has the meaning ascribed thereto under Rule 12b-2 under the Exchange Act.

        "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

        "Bankruptcy Law" means Title 11, United States Code or any similar Federal or state law for the relief of debtors.

        "Board of Directors" means the board of directors of the Company or the Guarantor, as the case may be, or any duly authorized committee of such board.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, the City of New York, are authorized or obligated by law or executive order to close.

        "Capital Stock" means, with respect to any Person, any capital stock of such Person and shares, interests, participations or other ownership interests (however designated), of any Person and any rights (other than debt securities convertible into corporate stock), warrants or options to purchase any thereof, other than (except with respect to the definition of "Redeemable Stock"), in all such cases, Redeemable Stock.

        "Capitalized Lease Obligation" means, with respect to any Person for any period, any obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

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        "Cash Equivalents" means (i) obligations of the United States of America or any agency thereof, or obligations fully guaranteed by the United States of America or any agency thereof, provided, that such obligations mature within one year of the date of acquisition thereof, (ii) commercial paper rated the highest grade by a national credit rating agency and maturing not more than one year from the date of creation thereof, (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and (iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause (iii).

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company or the Guarantor, as the case may be, by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        "Corporate Trust Office" means the principal office of the Trustee in The City of New York, at which at any particular time its corporate trust business shall be administered, which, as of the date of this Indenture, is located at ______________________.


        "Credit Agreement" means collectively the Credit Agreement, dated as of July 22, 1993 and amended and restated as of June 9, 1995, among The Promus Companies Incorporated, Embassy Suites, Inc., certain subsidiaries of Embassy Suites, Inc., various banks, Bankers Trust Company, The Bank of New York, CIBC, Inc., Credit Lyonnais, Atlanta Agency, First Interstate Bank of California, the Long-Term Credit Bank of Japan, Limited, New York Branch, NationsBank of Georgia, N.A., Societe Generale and Sumitomo Bank, Limited, New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent, and the Credit Agreement, dated as of June 9, 1995, among The Promus Companies Incorporated, Embassy Suites, Inc., certain subsidiaries of Embassy Suites, Inc., various banks, Bankers Trust Company, The Bank of New York, CIBC, Inc., Credit Lyonnais, Atlanta Agency, First Interstate Bank of California, The Long-Term Credit Bank of Japan, Limited, New York Branch, NationsBank of Georgia, N.A., Societe Generale and The Sumitomo Bank, Limited, New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent, together with all notes, collateral and security documents, guarantees and other documents delivered in connection therewith, as such agreements may hereafter be amended (including any amendments and restatements thereof), supplemented, replaced, or otherwise modified from time to time.

        "Debt" of any Person means, at any date, all obligations, contingent or otherwise, (i) of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) of such Person evidenced by bonds, debentures, notes or other similar instruments, if and to the extent any of the foregoing described in clauses (i) and (ii) would appear as a liability on the balance sheet of such Person, (iii) of such Person in respect of bankers acceptances, letters of credit or other similar instruments (or reimbursement obligations with respect thereto), (iv) of such Person under Capitalized Lease Obligations, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all Debt of others guaranteed by such Person (but only to the extent of such guarantees), (vii) to the extent not otherwise included, obligations of such Person under currency agreements and Interest Rate Agreements, (viii) the liquidation preference and any mandatory redemption payment obligations (without duplication) of such Person's Subsidiaries in respect of preferred stock issued by any such Subsidiary and (ix) in the case of such Person, the liquidation preference and any mandatory redemption payment obligations (without duplication) in respect of Redeemable Stock. In addition, "Debt" of any Person shall include Debt described in the foregoing clauses (i) and (ii) that would not appear as a liability on the balance sheet of such Person if (1) such Debt is the obligation of a partnership or joint venture that is not a Subsidiary of such Person (the "Joint Venture"), (2) such Person or a Subsidiary of such Person is a general partner of the Joint Venture (the "General Partner"), and (3) there is recourse, by contract or operation of law, with respect to payment of such obligations to property or assets of such Person or a Subsidiary of such Person; then such Debt shall be included in an amount not to exceed the greater of (A) the net assets of the General Partner, and (B) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Subsidiary of such Person (other than the General Partner). In the case of Debt of others secured by a Lien to which the assets owned or held by such Person is subject, the amount of the Debt of such Person at any date shall be the lesser of the fair market value at such date of determination of any asset subject to a Lien securing the Debt of others and the amount of the Debt secured.

        "Defaulted Interest" has the meaning specified in Section 307.

        "Designated Senior Debt" means Debt, including any obligation for interest which would accrue but for any proceeding referred to in Section 1302, of the Company in respect of the Credit Agreement, as amended from time to time, or, after all Debt of the Company in respect of the Credit Agreement, as amended from time to time, has been paid in full, Debt that otherwise would constitute Senior Debt in respect of any refinancing or replacement thereof or, if there is no such refinancing or replacement thereof, or after all Debt of the Company in respect of any such refinancing or replacement has been paid in full, "Designated Senior Debt" shall mean any class of Senior Debt the aggregate principal amount outstanding of which exceeds $100,000,000.

        "Designated Senior Debt of the Guarantor" means Debt, including any obligation for interest which would accrue but for any proceeding referred to in
Section 1402, of the Guarantor in respect of the Credit Agreement, as amended from time to time, or after all Debt of the Guarantor in respect of the Credit Agreement, as amended from time to time, has been paid in full, Debt that would otherwise constitute Guarantor Senior Debt in respect of any refinancing or replacement thereof or, if there is no such refinancing or replacement thereof, or after all such Debt of the Guarantor in respect of any such refinancing or replacement has been paid in full, "Designated Senior Debt of the Guarantor" shall mean any class of Guarantor Senior Debt the aggregate principal amount outstanding of which exceeds $100,000,000.

        "Event of Default" has the meaning specified in Section 501.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

        "GAAP" means generally accepted accounting principles as in effect in the United States on the date of this Indenture.

        "Gaming Authority" means the Nevada Gaming Commission, the Nevada Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement or any similar commission or agency which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of the Company or the Guarantor or a Subsidiary of the Company or the Guarantor or any successor thereto.

        "Gaming Laws" means the gaming laws of a jurisdiction or jurisdictions to which the Company, the Guarantor or a Subsidiary of any of them is, or may at any time after the date of this Indenture be, subject.

        "Group" means a group as that term is used in Sections 13(d) and 14(d) of the Exchange Act.

        "Guarantee" shall have the meaning set forth in Section 1201 hereof.

        "Guarantor" means the person named as the "Guarantor" in the first paragraph of this instrument until a successor Person replaces it pursuant to the terms hereof and thereafter means such successor and any other Person which, pursuant to the terms hereof, shall guarantee any of the obligations of the Securities.

        "Guarantor Senior Debt" means (i) Designated Senior Debt of the Guarantor and (ii) all other Debt of the Guarantor (other than as to each Guarantee the other Guarantees), except (v) Redeemable Stock, (w) any obligation of the Guarantor to any Subsidiary, (x) any Debt that, by its terms or the terms of the instrument creating or evidencing such Debt, is pari passu with, or is expressly subordinate in right of payment, to the Guarantee, (y) any obligation to trade creditors and (z) the Guarantor's guarantees of the Company's 10 7/8%

Senior Subordinated Notes due 2002, 8-3/4% Senior Subordinated Notes due 2000, 11% Subordinated Notes due 1999 and the 8-3/8% Notes due 1996.

        "Holder" means a Person in whose name a Security is registered in the Security Register and, when used with respect to any Security or Securities, means the Person or Persons in whose name such Security is, or Securities are, registered in the Security Register.

        "Incur" means, directly or indirectly, to create, incur, assume, guarantee or otherwise become liable for; "Incurrence" has a correlative meaning.

        "Indenture" means this instrument as originally executed or, if amended or supplemented as provided herein, as so supplemented or amended.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

        "Interest Rate Agreement" means any obligation of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount; provided, that the term "Interest Rate Agreement" shall also include any obligations of such Person under interest rate exchange, collar, cap, swap option or similar agreements providing interest rate protection.

        "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or similar statutes) of any jurisdiction).

        "Maturity Date," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption on a Redemption Date or otherwise.

        "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or the Guarantor, as the case may be, and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion of legal counsel, who may be an employee of or counsel for the Company or the Guarantor, as the case may be, and who shall be reasonably acceptable to the Trustee.

        "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;


                 (ii) Securities, or portions thereof, for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; provided, further, that if for any reason such Securities are not redeemed on the Redemption Date, such Securities will be deemed Outstanding; and


                 (iii) Securities which have been replaced or paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor.

        "Paying Agent" means any Person authorized by the Company pursuant to this Indenture to pay the principal of, premium (if any) or interest on, any Securities on behalf of the Company.

        "Person" means any individual, corporation, partnership, joint venture, trust, association, joint-stock company, unincorporated organization or government or any agency or political subdivision thereof.

        "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

        "Redeemable Stock" means any series or class of Capital Stock of the Company which is or may be required to be redeemed, in whole or in part, or may be put to the Company or any of its Subsidiaries, in whole or in part, at the option of the Holder thereof, on or prior to the maturity of the Securities, or is or may be, mandatorily or at the option of the holder thereof, convertible or exchangeable into or exercisable for such Capital Stock of the Company on or prior to the maturity of the Securities; provided, however, that such Capital Stock will not be Redeemable Stock if it is redeemable prior to the maturity of the Securities only if: (A) the holder or a beneficial owner of such equity security is required to qualify under the gaming laws of any jurisdiction to which such Person or any Subsidiary is subject and does not so qualify, or (B) the board of directors of such Person determines in its good faith judgment that as a result of a holder or beneficial owner owning such equity securities, such Person or a Subsidiary of such Person has lost or may lose any license or franchise or any right or approval granted thereunder from any governmental agency held by such Person or any Subsidiary of such Person necessary to conduct any portion of the business of such Person or any Subsidiary of such Person, which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of such Person or its Subsidiary or would restrict the ability of such Person or its Subsidiary to conduct business in any gaming jurisdiction.

        "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture, including as applicable without duplication, any accrued and unpaid interest due upon such redemption pursuant to the terms of this Indenture.

        "Regular Record Date" for the interest payable on any interest payment date on the Securities of any series shall mean the date, if any, specified for that purpose as contemplated by Section 201 of this Indenture.

        "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Securities" has the meaning specified in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

        "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

        "Senior Debt" means (i) Designated Senior Debt, (ii) the Company's 10-7/8% Senior Subordinated Notes Due 2002 and 8-3/4% Senior Subordinated Notes due 2000 and (iii) all other Debt of the Company (other than as to each Security, the other Securities), except (u) Redeemable Stock, (v) any obligation of the Company to any Subsidiary, (w) any Debt that, by its terms or the terms of the instrument creating or evidencing such Debt, is pari passu with, or expressly subordinate in right of payment, to the Securities, (x) any obligation to trade creditors, (y) the Company's 11% Subordinated Notes due 1999 and 8-3/8% Notes due 1996 and (z) any Debt specified in an indenture supplemental hereto or an Officers' Certificate as being excepted from this definition of Senior Debt.

        "Significant Subsidiary" means a Subsidiary of any Person which would be a "significant subsidiary" as defined in Reg. Sec. 230.405 promulgated pursuant to the Securities Act as in effect on the date of the initial issuance of the Securities assuming that such Person is the "registrant" referred to in such definition; provided, that the Subsidiary owning the Harrah's Laughlin Casino will be deemed to be a "Significant Subsidiary" notwithstanding the foregoing.

        "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

        "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

        "Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have assumed all of the duties and obligations of this Indenture pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in
Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

        "U.S. Government Obligations" means U.S. Legal Tender or direct non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

        "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

SECTION 102.      Compliance Certificates and Opinions.

        Upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.      Form of Documents Delivered to Trustee.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company or the Guarantor, as the case may be, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates of public officials or upon certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.      Acts of Holders.

        (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantor, as the case may be. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, the Company and the Guarantor, if made in the manner provided in this Section 104.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

        (c)       The ownership of Securities shall be proved by the Security
Register.

        (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of any Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

        (e) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to sign any instrument evidencing or embodying an Act of Holders. If a record date is fixed, those Persons who were Holders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Holders or to revoke any such instrument previously signed, whether or not such Persons continue to be Holders after such record date.

SECTION 105.      Notices, Etc., to Trustee, the Company and the Guarantor.

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder or by the Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Trustee Administration,

                  (2) the Company by the Trustee, by the Guarantor or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company, or

                  (3) the Guarantor by the Trustee, by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor, addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Guarantor.

SECTION 106.      Notice to Holders; Waiver.

        Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.      Conflict with Trust Indenture Act.

        If any provision hereof limits, qualifies or conflicts with the duties imposed on qualified indentures by any of Sections 310 through 317, inclusive, of the Trust Indenture Act, through the operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 108.      Effect of Headings and Table of Contents.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.      Successors and Assigns.

        All covenants and agreements in this Indenture by the Company or the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

SECTION 110.      Separability Clause.

        In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.      Benefits of Indenture.

        Nothing contained in this Indenture or in the Securities, expressly or impliedly, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent, the holders of Senior Debt of the Company or Guarantor Senior Debt and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.      Governing Law.

        THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

SECTION 113.      Legal Holidays.

        In any case where any Interest Payment Date, Redemption Date, Maturity Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of, or premium (if any) or interest on, the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Maturity Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Maturity Date or Stated Maturity, as the case may be, if such payment is made or duly provided for on the next succeeding Business Day.

SECTION 114. Incorporators, Stockholders, Officers and Directors of the Company or the Guarantor Exempt from Individual Liability.

        No recourse under or upon any obligation, covenant or agreement of this Indenture or any indenture supplemental hereto or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, the Guarantor or of any successor corporation to either of them, either directly or through the Company, the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company, the Guarantor or of any such successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom are hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issue of such Securities.

SECTION 115.      Duplicate Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                   ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.      Forms Generally.

        The Securities of each series shall be in such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate provisions as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

        The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.      Form of Trustee's Certificate of Authentication.

        The Trustee's certificates of authentication shall be in substantially the following form:

        This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                 __________________________________
                                                                      As Trustee

                                 By__________________________________
                                                            Authorized Signatory

                                  ARTICLE THREE

                                 THE SECURITIES

SECTION 301.      Amount Unlimited; Issuable in Series.

        The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

        The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

                  (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

                  (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1108 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

                  (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

                  (4) the date or dates on which the principal of any Securities of the series is payable;

                  (5) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

                  (6) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

                  (7) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

                  (8) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                  (9) if other than denomination of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

                  (10) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

                  (11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of "Outstanding" in Section 101;

                  (12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

                  (13) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity Date thereof pursuant to Section 502;

                  (14) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity Date other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

                  (15) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 401, and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

                  (16) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

                  (17) any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series; and

                  (18) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(4), but which may modify or delete any provision of this Indenture with respect to such series, provided that no such term may modify or delete any provision hereof if imposed by the Trust Indenture Act, and provided, further that any modification or deletion of the rights, duties or immunities of the Trustee hereunder shall have been consented to in writing by the Trustee).

        If any of the foregoing terms are not available at the time such Board Resolution is adopted, or such Officers' Certificate or any supplemental indenture is executed, such resolutions, Officers' Certificate or supplemental indenture may reference the document or documents to be created in which such terms will be set forth prior to the issuance of such Securities.

        All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

        If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

SECTION 302.      Denominations.

        The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303.      Execution, Authentication, Delivery and Dating.

        The Securities shall be executed on behalf of the Company and the Guarantee shall be executed on behalf of the Guarantor by the Chairman of the Board, the President or one of the Vice Presidents of each of them, under the corporate seal of the Company or the Guarantor, as the case may be, reproduced thereon, and attested by the Secretary or one of the Assistant Secretaries of each of them. The signature of any of these officers on the Securities or Guarantees may be manual or facsimile.

        Securities or Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company or the Guarantor shall bind the Company or the Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities and Guarantees executed by the Company and the Guarantor to the Trustee for authentication, together with a

Company Order for the authentication and make available for delivery such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

        The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

        If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

        Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 or the Company Order otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

        Each Security shall be dated the date of its authentication.

        No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered under this Indenture.

SECTION 304.      Temporary Securities.

        Pending the preparation of definitive Securities and Guarantees, the Company and the Guarantor may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities and Guarantees which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities and Guarantees in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities and Guarantees may determine, as conclusively evidenced by their execution of such Securities and Guarantees.

        If temporary Securities and Guarantees are issued, the Company will cause definitive Securities and Guarantees to be prepared without unreasonable delay. After the preparation of definitive Securities and Guarantees, the temporary Securities and Guarantees shall be exchangeable for definitive Securities and Guarantees upon surrender of the temporary Securities and Guarantees at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities and Guarantees, the Company and the Guarantor shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, a like principal amount of definitive Securities and Guarantees of authorized denominations. Until so exchanged the temporary Securities and Guarantees shall in all respects be entitled to the same benefits under this Indenture as definitive Securities and Guarantees endorsed thereon.

SECTION 305.      Registration, Registration of Transfer and Exchange.

        The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

        Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company and the Guarantor shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations and of a like aggregate principal amount.

        At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency, and upon payment, if the Company shall so require, of the charges hereinafter provided. Whenever any Securities are so surrendered for exchange, the Company and the Guarantor shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

        All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

        Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 1108 or 1502 not involving any transfer.

        The Company shall not be required to (i) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portions of any Security being redeemed in part.

SECTION 306.      Mutilated, Destroyed, Lost and Stolen Securities.

        If any mutilated Security is surrendered to the Trustee, the Company and the Guarantor shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security, of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        If there shall be delivered to the Company, the Guarantor and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, the Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company and the Guarantor shall execute, and upon their request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

        Upon the issuance of any new Security under this Section, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.      Payment of Interest; Interest Rights Preserved.

        Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, subject to the provisions of Section 1109.

        Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date notwithstanding the fact that such Holder was a Holder on such Regular Record Date, and such Defaulted Interest may be paid by the Company, at its election, as provided in Clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 5 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may then be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause (2), such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.      Persons Deemed Owners.

        Prior to due presentment of a Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not any payment due in respect of such Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.      Cancellation.

        All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder, which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be returned promptly to the Company.

SECTION 310.      Computation of Interest.

        Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311.      CUSIP Numbers.

        The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use the applicable "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction, Discharge of the Indenture and Defeasance of the Securities.

        The Company shall be deemed to have paid and discharged the entire indebtedness on the Securities of any series, and the provisions of this Indenture with respect to such Securities shall cease to be of further effect (subject to Section 403), if:

                  (1) The Company irrevocably deposits in trust with the Trustee for the benefit of the Holders, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, (i) money in an amount, (ii) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of such Securities, money in an amount, or (iii) a combination thereof, after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and each installment of principal, premium and interest on such Securities then outstanding at the Maturity Date, or Redemption Date, as the case may be, of such principal, premium, if any, or installment of principal, premium or interest in accordance with the terms of the Indenture, of any Officers' Certificate with respect to such Securities and of such Securities;

                  (2) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the Trust Indenture Act;

                  (3) Such deposit will not result in a default under this Indenture;

                  (4) The deposit, defeasance and discharge will not be deemed, or result in, a Federal income taxable event to the Holders of such Securities and such Holders will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (5) The deposit shall not result in the Company's being subject to regulation pursuant to the provisions of the Investment Company Act of 1940;

                  (6) After the passage of 90 days (or any greater period of time in which any such deposit of trust funds may remain subject to Bankruptcy Laws insofar as those laws apply to the Company) following the deposit of the trust funds, such funds will not be subject to any Bankruptcy Laws affecting creditors' rights generally;

                  (7) Holders of such Securities will have a valid, perfected and unavoidable (under applicable Bankruptcy Laws), subject to the passage of time referred to in clause (6), first-priority security interest in the trust funds; and

                  (8) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (who may be outside counsel to the Company), each in form and substance satisfactory to the Trustee, each stating that all conditions precedent specified in this
        Section 401 relating to the defeasance contemplated by this Section 401 have been complied with.

        In the event all or any portion of the Securities of a series are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

        This Indenture will not be discharged if an Event of Default, or an event or condition which with notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of the deposit of such trust funds with the Trustee or during the period ending on the 91st day (or one day after such other greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws) after such date.

        In the event that the Company takes the necessary action to comply with the provisions described in this Section 401 and the Securities are declared due and payable because of the occurrence of an Event of Default, the Company will remain liable for all amounts due on the Securities at the time of acceleration resulting from such Event of Default in excess of the amount of money and U.S. Government Obligations deposited with the Trustee pursuant to this Section 401 at the time of such acceleration.

SECTION 402.      Termination of Obligations upon Cancellation of the
                  Securities.

        In addition to the Company's rights under Section 401, the Company may terminate all of its and the Guarantor's respective obligations under the Securities of any series and this Indenture with respect to that series (subject to Section 403) when:

                  (1) (A) all Securities of that series theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306) have been delivered to the Trustee for cancellation; or (B) all such Securities of that series not theretofore delivered to the Trustee for cancellation

                            (i)  have become due and payable, or


                           (ii) will become due and payable at their Stated Maturity within one year, or


                           (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee funds, in accordance with provisions of Section 401, in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities of that series not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities of that series which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such series; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (who may be outside counsel to the Company), each in form and substance satisfactory to the Trustee, each stating that all conditions precedent specified herein and in Section 401 relating to the satisfaction and discharge of this Indenture with respect to that series have been complied with.

SECTION 403.      Survival of Certain Obligations.

        Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 401 or 402, the respective obligations of the Company, the Guarantor and the Trustee under Sections 303, 305, 306, 307, 405, 406, 407, 607, 609, 610, 701, 1001, 1002, 1003, 1101, 1201, 1202 and 1203
with respect to that series shall survive until the Securities of that series are no longer Outstanding (provided, that compliance with the requirements of Section 402 shall be deemed to render the Securities no longer to be Outstanding for purposes of this Section 403), and thereafter the obligations of the Company, the Guarantor and the Trustee under Sections 305, 405, 406, 407, 607 and 1101 shall survive.

SECTION 404.      Acknowledgement of Discharge by Trustee.

        After (i) the conditions of Sections 401 or 402 have been satisfied with respect to a series of Securities, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such series and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in Sections 401 or 402, as applicable, relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with, the Trustee upon request from, and at the expense of, the Company shall acknowledge in writing the discharge of the Company's obligations under this Indenture with respect to such series except for those surviving obligations specified in
Section 403.

SECTION 405.      Application of Trust Money.

        Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Sections 401 or 402 shall be held in trust and applied by it, in accordance with the provisions of the Securities, any Officers' Certificate with respect to such Securities and this Indenture, to the payment to the Persons, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee.

SECTION 406.      Repayment to the Company.

        Upon termination of the trust established pursuant to Sections 401 or 402, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them.

SECTION 407.      Reinstatement.

        If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Sections 401 or 402 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 401 or 402 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Sections 401 or 402; provided, however, that if the Company or the Guarantor has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.      Events of Default.

        "Event of Default," wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Thirteen or Article Fourteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any installments of interest upon any Security of that series as and when the same becomes due and payable, and continuance of such default for a period of 30 days, whether or not such payment is prohibited by Article Thirteen or Article Fourteen; or

                  (2) default in the payment of all or any part of the principal or premium, if any, on the Securities of that series when and as the same becomes due and payable at maturity, redemption, by declaration or otherwise, and whether or not such payment is prohibited by Article Thirteen or Article Fourteen; or

                  (3) default in the observance or performance of any covenant, or agreement of the Company or the Guarantor contained in the Securities or in this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 501 or which has been expressly included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company or the Guarantor by the Trustee, or to the Company, the Guarantor and the Trustee by Holders of at least 40% in aggregate principal amount of the Outstanding Securities, a written notice specifying such default, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (4) a default which extends beyond any period of grace applicable thereto under any mortgage, indenture or instrument under which there is outstanding certain Debt of the Company or any of its Subsidiaries or failure to pay such Debt at its Stated Maturity, which default shall have resulted in such Debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable; provided, however, that an Event of Default shall not be deemed to occur with respect to the acceleration of the maturity of Debt of the Company or any of its Subsidiaries if such default under such mortgage, indenture or instrument shall be remedied or cured by the Company or any of its Subsidiaries, as the case may be, within 10 days of such default and the acceleration of amounts due thereunder shall, as a result of such remedy or cure, be of no further effect; or

                  (5) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any Bankruptcy Law or similar statute, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company, any of its Significant Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

                  (6) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or any of its property or shall make an assignment for the benefit of creditors; or

                  (7) certain final judgments for the payment of money, which payments are not covered by insurance policies relieving the Company, and any of the Company's Subsidiaries from liability for such final judgments, shall be rendered against the Company or any of its Subsidiaries by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final and nonappealable (or, in the case of any such final judgment which provides for payment over time, which shall so remain undischarged beyond any applicable payment date provided therein).

SECTION 502.      Acceleration of Maturity Date; Rescission and Annulment.

        If an Event of Default (other than an Event of Default specified in Section 501(5) or (6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then, and in every such case, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series, by a notice in writing to the Company and the Guarantor (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities of that series, determined as set forth below, together with accrued interest thereon, to be due

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

and payable (i) immediately if no Designated Senior Debt is outstanding or (ii) if Designated Senior Debt is outstanding, upon the earlier of (a) 10 days after such Acceleration Notice is received by the Company or (b) the acceleration of such Designated Senior Debt. If an Event of Default specified in Section 501(5) or (6) with respect to Securities of any series at the time Outstanding occurs, all principal of, and accrued interest on, the Securities of that series shall be immediately due and payable on all Outstanding Securities of that series without any declaration or other act on the part of the Trustee or the Holders.

        At any time after such a declaration of acceleration with respect to Security being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                     (A) all overdue interest on all Securities of that series,

                     (B) the principal of (and premium, if any, on) any Securities of that series which would become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such Securities,

                     (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by such Securities,

                     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

                  (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513, including, if applicable, any default in the covenants contained in
        Section 1501.

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

        Notwithstanding the previous sentence of this Section 502, no rescission shall be effective for any acceleration with respect to Securities of any series resulting from an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series, unless all such affected Holders agree, in writing, to rescind such acceleration. No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.      Collection of Indebtedness and Suits for Enforcement by
                  Trustee.

        The Company covenants that if

                  (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity Date thereof, including the payment of the Redemption Price on any Redemption Date, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, the Guarantor or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon such Securities, wherever situated.

        If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.      Trustee May File Proofs of Claim.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Securities or the property of the Company, the Guarantor, or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions authorized under the Trust Indenture Act, including

                  (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and


                 (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.      Trustee May Enforce Claims Without Possession of Securities.

        All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.      Application of Money Collected.

        Subject to Article Thirteen, any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under Section 607;

                  SECOND: To the payment of the amounts then due and unpaid for principal of, and premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

                  THIRD: To the payment of the remainder, if any, to whomsoever may be lawfully entitled thereto, or as a court of competent jurisdiction may direct.

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

SECTION 507.      Limitation on Suits.

                  No Holder of any Security of any series shall have any right to, or to request, order or direct the Trustee to, institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                       (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

                       (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Defaults in its own name as Trustee hereunder;

                       (3) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                       (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                       (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

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

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  Notwithstanding any other provision in this Indenture but subject to the provisions of Section 1109, Article Thirteen and Article Fourteen, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and (subject to Section 307) interest on, such Security on the respective Stated Maturities of such payments as expressed in such Security (and in the case of redemption, the Redemption Price on the applicable Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.      Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.      Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.      Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this

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

Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.      Control by Holders.

                  The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

                       (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                       (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of Securities of such series not taking part in such direction, and

                       (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.      Waiver of Past Default.

                  The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Securities of such series, waive any past default hereunder with respect to such series and its consequences, except a default

                       (1) in the payment of the principal of, premium, if any, or interest on, any Security of such series as specified in clauses (1) and (2) of Section 501, or

                       (2) in respect of a covenant or provision hereof which, under Article Nine, cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for

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

every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.      Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 515.      Waiver of Stay or Extension Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601.      Certain Duties and Responsibilities.

                  (a)  Except during the continuance of an Event of Default,

                       (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                       (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificate or opinion which, by any provision hereof, is specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture.

                  (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                       (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                       (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

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

                       (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                       (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.      Notice of Defaults.

                  Within 90 days after a default hereunder with respect to the Securities of any series occurs and is continuing, and if it is known to the Trustee, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, or premium (if any), or interest on, any Security at its Maturity Date, Redemption Date or otherwise, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in
Section 501(3) with respect to Securities of such Series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

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

SECTION 603.      Certain Rights of Trustee.

                  Subject to the provisions of Section 601:

                       (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                       (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution thereof;

                       (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                       (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction or any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                       (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to

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

                  examine the books, records and premises of the Company and the Guarantor, personally or by agent or attorney;

                       (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                       (g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed, upon the written advice of counsel of its reasonable selection, by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

SECTION 604.      Not Responsible for Recitals or Issuance of Securities.

                  The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.      May Hold Securities.

                  The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to
Section 612, may otherwise deal with the Company or the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.      Money Held in Trust.

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

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

SECTION 607.      Compensation and Reimbursement.

                  The Company and the Guarantor agree

                       (1) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree upon in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                       (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its non-employee agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                       (3) to indemnify each of the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon or determined by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  The Trustee shall have a claim prior to the Securities as to all property and funds properly held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

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

                  The provisions of this Section shall survive the termination of this Indenture.

SECTION 608.      Corporate Trustee Required; Eligibility.

                  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six. The Trustee shall comply with Trust Indenture Act Sec. 310(b).

SECTION 609.      Resignation and Removal; Appointment of Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 610.

                  (b) The Trustee may resign at any time with respect to Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of one or more series.

                  (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

                  (d)  If at any time:

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

                       (1) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder, or

                       (2) the Trustee shall become incapable of acting or shall be judged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee. If an instrument of acceptance by a Successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any Series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

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

                  (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders with respect to the Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee of Securities of such series and the address of its Corporate Trust Office.

                  (g) If any of the Gaming Authorities requires a Trustee to be approved, licensed or qualified and the Trustee fails to do so, which approval, license or qualification shall be obtained upon the request of, and at the expense of, the Company, or, if the Trustee's relationship with the Company or the Guarantor may, in the Company's or the Guarantor's discretion, jeopardize any material gaming license or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may at its option resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

SECTION 610.      Acceptance of Appointment by Successor.

                  Every successor Trustee with respect to all Securities appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges pursuant to Section 607, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and

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

confirm to, and to vest in, each successor Trustee the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
(3) shall add or change any of the provisions of this Indenture as shall be to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

                  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming each such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

SECTION 611.      Merger, Conversion, Consolidation or Succession to Business.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 612.      Preferential Collection of Claims Against Company.

                  The Trustee shall comply with Trust Indenture Act Sec. 311(a), excluding any creditor relationship listed in Trust Indenture Act Sec. 311(b).
A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Sec. 311(a) to the extent indicated.

SECTION 613.      Appointment of Authenticating Agent.

                  The Trustee may appoint an Authenticating Agent or Agents acceptable to the Company with respect to one of more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

                  The Company agrees to pay each Authenticating Agent, as appointed from time to time, such reasonable fees as may be agreed to in writing by the Company, for services rendered under this Section 613.

                  If an appointment is made pursuant to this Section 613, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

                  This is one of the Securities described in the within-mentioned Indenture.

                                           ____________________,
                                           as Trustee

                                           By:__________________________
                                               As Authenticating Agent

                                           By:__________________________
                                                  Authorized Officer

                                  ARTICLE SEVEN

                           HOLDERS' LISTS AND REPORTS
                             BY TRUSTEE AND COMPANY

SECTION 701.      Company to Furnish Trustee Names and Addresses of Holders.

                  The Company shall furnish or cause to be furnished to the Trustee

                       (a) semi-annually, not more than 15 days after each Regular Record Date for a series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date, and

                       (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list in similar form and content as of a

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

                  date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

SECTION 702.      Preservation of Information; Communications to Holders.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

                  (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided in the Trust Indenture Act.

                  (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

SECTION 703.      Reports by Trustee.

                  (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                  (b) At the expense of the Company, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record holders of the Securities to any Gaming Authority when requested to do so by the Company.

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

                  At the express direction of the Company and at the Company's expense, the Trustee will provide the Gaming Authorities with:

                       (i) copies of all notices, reports and other written communications which the Trustee gives to Holders;


                      (ii) a list of all of the Holders promptly after the original issuance of the Securities and periodically thereafter if the Company so directs;


                      (iii) notice of any Default under this Indenture, any acceleration of the Debt evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a default or Event of Default hereunder;


                      (iv) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;


                      (v) notice of any transfer or assignment of rights under this Indenture or the Guarantee known to the Trustee within five Business Days thereof; and


                      (vi) a copy of any amendment to the Securities, the Guarantee or this Indenture within five Business Days of the effectiveness thereof.

                  To the extent requested by the Company and at the Company's expense, the Trustee shall cooperate with the Gaming Authorities in order to provide such Gaming Authorities with the information and documentation requested and as otherwise required by the Gaming Laws.

                  (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

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

SECTION 704.      Reports by Company.

                  The Company shall:

                       (1) file with the Trustee, within 15 days after the Company or the Guarantor is required to file the same with the Commission, copies of the audited annual reports, unaudited quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company or the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if neither the Company nor the Guarantor is required to file information, documents or reports pursuant to either of said Sections, then the Company or the Guarantor shall file with the Trustee such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a company which has a security listed and registered on a national securities exchange, as may be prescribed from time to time in the rules and regulations of the Commission;

                       (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or the Guarantor with the conditions and covenants of this Indenture as may be required from time to time by rules and regulations prescribed from time to time by the Commission; and

                       (3) transmit by mail to all Holders, as their names and addresses appear in the Security Register within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                  ARTICLE EIGHT

                          CONSOLIDATION, MERGER, SALE,
                          CONVEYANCE, TRANSFER OR LEASE

SECTION 801.      The Company May Consolidate, etc., Only on Certain Terms.

                  The Company shall not consolidate with or merge with or into any other Person or, directly or indirectly, sell, lease, or convey all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person, unless:

                       (1) (A) the Company shall be the continuing corporation in the case of a merger or (B) the resulting, surviving, or transferee entity (each such Person, or the Company in the case of clause (A), a "Surviving Entity") shall be a corporation or partnership organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered by the Surviving Entity to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company pursuant hereto and pursuant to the Securities;

                       (2) immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                       (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been satisfied.

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

SECTION 802.      Successor Substituted for the Company.

                  Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, lease or conveyance of all or substantially all of the assets of the Company in accordance with Section 801, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and thereafter and all the obligations of the Company hereunder and under the Securities shall terminate.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901.      Supplemental Indentures Without Consent of Holders.

                  Without the consent of any Holder, the Company and the Guarantor, in each case when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                       (1) to evidence the succession of another Person to the Company or the Guarantor, as the case may be, and the assumption by any such successor of the obligations of the Company or the Guarantor, as the case may be, herein and in the Securities in accordance with Article Eight; or

                       (2) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly, being included for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantor; or

                       (3) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal; or

                       (4) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor
                  (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

                       (5)  to provide for collateral for the Securities; or

                       (6) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (4) shall not adversely affect the interests of the Holders in any material respect; or

                       (7) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                       (8) to make any change that does not adversely affect the rights of any Holder; and

                       (9) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301.

SECTION 902. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

                  Subject to Section 508, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series effected by such supplemental indenture, by Act of said Holders delivered to the Company, the Guarantor and the Trustee, the Company and the Guarantor, in each case when authorized by Board Resolutions, and the Trustee may amend this Indenture or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this

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

Indenture. Subject to Section 508, the Holder or Holders of a majority, in principal amount of the Outstanding Securities may waive compliance by the Company with any provision of this Indenture. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each Outstanding Security affected thereby:

                       (1) change the Stated Maturity of the principal of, or any installment of principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                       (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture, or

                       (3) modify any of the provisions of the waiver provisions, except to increase any required percentage, or

                       (4) make any changes in Section 508, 513 or this third sentence of Section 9.02.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, supplemental indenture or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

                  After an amendment, supplemental indenture or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplemental indenture or waiver. Any failure of the Company to mail such notice, or defect therein, shall not, however, in any way impair or affect the validity of such amendment, supplemental indenture or waiver.

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

SECTION 903.      Execution of Amendment or Supplemental Indentures.

                  In executing, or accepting the additional trusts created by, any amendment or supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel of the Company or the Guarantor, stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment or supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.      Effect of Amendment or Supplemental Indentures.

                  Upon the execution of any amendment or supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such amendment or supplemental indenture shall form a part of this Indenture for all purposes. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (3) of Section 902, in which case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 905.      Conformity with Trust Indenture Act.

                  Every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements applicable to indentures qualified under the Trust Indenture Act as then in effect.

SECTION 906.      Reference in Securities to Amendments or Supplemental
                  Indentures.

                  Securities of any series authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such amendment or supplemental indenture may be prepared and executed by the Company and the Guarantor, and authenticated and made available for delivery by the Trustee in exchange for Outstanding Securities of such series.

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.     Payment of Principal, Premium and Interest.

                  The Company will duly and punctually pay the principal of, premium, if any, and interest on, the Securities and the Redemption Price as and when due, in accordance with the terms of the Securities and this Indenture, subject, in each case, to the provisions of Section 1109.

                  The Company shall pay interest on overdue amounts at the rate set forth on the face of the Securities, and it shall pay interest on overdue interest at the same rate compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest on overdue interest shall accrue from the date such amounts became overdue.

SECTION 1002.     Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

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SECTION 1003.     Money for Security Payments to Be Held in Trust.

                  If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, premium, if any, or interest on, any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents with respect to any series of Securities, it shall, prior to each due date of the principal of, premium, if any, or interest on, any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

                  The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

                       (1) hold all sums held by it for the payment of the principal of, premium, if any, or interest on, Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                       (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest in respect of any Security of a series; and

                       (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent for payment in respect of the Securities of that series.

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                  The Company may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, premium, if any, or interest on, any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 1004. Statements of Officers of the Company and the Guarantor as to Default; Notice of Default.

                  (a) The Company and the Guarantor shall each deliver to the Trustee, within 120 days after the end of each fiscal year of the Company and the Guarantor, as the case may be, a certificate, signed by the principal executive officer, principal financial officer, or principal accounting officer, stating that such officer has conducted or supervised a review of the activities of the Company or the Guarantor, as the case may be, and its Subsidiaries and of performance under this Indenture and whether or not to the best knowledge of the signers thereof the Company or the Guarantor, as the case may be, has fulfilled all of its obligations under this Indenture or is in default (without regard to periods of grace or requirements of notice) in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company or the

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Guarantor, as the case may be, shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                  (b) The Company or the Guarantor, as the case may be, shall file with the Trustee written notice of the occurrence of any default or Event of Default or event or condition which with notice or the lapse of time or both would become an Event of Default within five Business Days of its becoming aware of any such default, Event of Default or event or condition.

SECTION 1005.     Existence.

                  Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

SECTION 1006.     Maintenance of Properties.

                  The Company shall cause all material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 1006 shall prevent the Company from discontinuing the operation or maintenance of any of such properties or disposing of any of them if such discontinuance or disposal is, in the judgment of the Company desirable in the conduct of its business or the business of any Subsidiary.

SECTION 1007.     Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or

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any Subsidiary, in each case, material to the Company and its Subsidiaries, taken as a whole; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made.

SECTION 1008.     Limitation on Status as Investment Company.

                  Neither the Company nor any of its Subsidiaries may become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), to the extent any are subject to regulation under the Investment Company Act of 1940, as amended, except for Subsidiaries established for the purpose of financing the other operating businesses of the Company or its Subsidiaries.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101.     Right of Redemption.

                  The Securities may be redeemed at the election of the Company as specified in the form of Security or as specified in Section 1109.

SECTION 1102.     Applicability of Article.

                  Redemption of any series of Securities at the election of the Company, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

SECTION 1103.     Election to Redeem; Notice to Trustee.

                  The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution of the Company. In case of any redemption at the election of the Company of less than all the Securities of a series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed.

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SECTION 1104.     Selection by Trustee of Securities to Be Redeemed.

                  If less than all the Securities of a series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than $1,000.

                  The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1105.     Notice of Redemption.

                  Notice of Redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

                  All notices of redemption shall state:

                       (1)  the Redemption Date,

                       (2)  the Redemption Price,

                       (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed, and that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities equal to the unredeemed portions thereof will be issued,

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                       (4)  that on the Redemption Date the Redemption Price
                  will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

                       (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

                       (6)  the CUSIP number of the Securities to be redeemed.

                  Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1106.     Deposit of Redemption Price.

                  Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date, subject to the provisions of
Section 1109.

SECTION 1107.     Securities Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, subject to the provisions of
Section 1109, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid for by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date subject to the provisions of Section 1109; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

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                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium (if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 1108.     Securities Redeemed in Part.

                  Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company and the Guarantor shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 1109.     Redemption to Comply with Gaming Laws.

                  Notwithstanding the other provisions of this Indenture, if a Holder or beneficial owner of a Security is required to qualify under the Gaming Laws and does not so qualify, the Holder will be obliged, at the request of the Company, to dispose of such Holder's Securities within 30 days after receipt of notice of failure so to qualify or such earlier date prescribed by the Gaming Authority (in which event the Company's obligation to pay any interest after the receipt of such notice shall be limited as provided in such Gaming Laws), and, thereafter, the Company shall have the right to redeem, on the date fixed by the Company for redemption of such Securities, such Holder's Securities at a redemption price equal to 100% of the principal amount without accrued interest thereon from such date as required by such Gaming Laws. If the Company elects to redeem Securities pursuant to this paragraph, the notice required by Sections 1103 and 1105 shall be deemed properly given, if mailed by the Company at any time prior to such redemption date fixed by the Company.

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                                 ARTICLE TWELVE

                                    GUARANTEE

SECTION 1201.     Guarantee.

                  (a) Subject to subsection (b), below, and subject to the provisions of Section 1109, the Guarantor hereby irrevocably and unconditionally guarantees (such guarantee being the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture and the Securities hereunder, that: (i) the principal of, premium, if any, and interest on the Securities promptly will be paid in full when due, whether at the maturity or Interest Payment Date, by acceleration, call for redemption or otherwise, and interest on the overdue principal, premium, if any, and interest, if any, of the Securities, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due by the Company of any amount so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same immediately. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any custodian, Trustee, liquidator or other similar official acting in relation to the Company, any amount paid by the Company to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any

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obligations guaranteed hereby until payment in full of all obligations is guaranteed hereby.

                  (b) It is the intention of the Guarantor and the Company that the obligations of the Guarantor hereunder shall be, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of the Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made without fair consideration and, immediately after giving effect thereto, the Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of the Guarantor under the Guarantee shall be reduced by such court if such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

                  (c) The Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by Guarantor pursuant to the provisions of the Guarantee or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Securities issued hereunder shall have been paid in full.

SECTION 1202.     Execution and Delivery of Guarantee.

                  To evidence the Guarantee set forth in Section 1201, the Company and the Guarantor hereby agree that a notation of such Guarantee shall be endorsed on each Security authenticated and delivered by the Trustee, that such notation of such Guarantee shall be in such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate provisions as are required or permitted by this Indenture, and that this Indenture shall be executed on behalf of the Guarantor by its Chairman of the Board, one of its Vice Chairmen of the Board, its President or one of its Vice Presidents under a facsimile of its seal reproduced thereon and attested to by another officer other than the officer executing the Indenture, as the case may be.

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                  The Guarantor hereby agrees that the Guarantee set forth in
Section 1201 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Guarantee.

                  If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Security on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

                  The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 1203.     Release of Guarantor.

                  The Guarantor shall be released from all of its obligations under the Guarantee and under this Indenture if:

                       (a) (i) the Company or the Guarantor has transferred all or substantially all of its properties and assets to any Person (whether by sale, merger or consolidation or otherwise), or has merged into or consolidated with another Person, pursuant to a transaction in compliance with this Indenture;


                           (ii) the corporation to whom all or substantially all of the properties and assets of the Company or the Guarantor are transferred, or whom the Company or the Guarantor has merged into or consolidated with, has expressly assumed, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor under the Guarantees and this Indenture;


                           (iii) immediately before and immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and


                           (iv) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and

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                       such supplemental indenture comply with this Section 1203
                       and that all conditions precedent herein provided for relating to such transaction have been complied with; or

                       (b) the Guarantor liquidates (other than pursuant to any Bankruptcy Law) and complies, if applicable, with the provisions of this Indenture; provided that if a Person and its Affiliates, if any, shall acquire all or substantially all of the assets of the Guarantor upon such liquidation the Guarantor shall liquidate only if:

                            (i) the Person and each such Affiliate (or the common corporate parent of such Person and its Affiliates, if such Person and its Affiliates are wholly owned by such parent) which acquire or will acquire all or a portion of the assets of the Guarantor shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor, under the Guarantees and this Indenture and such Person or any of such Affiliates (or such parent) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;


                           (ii) immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and


                           (iii) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such liquidation and such supplemental indenture comply with this Section 1203 and that all conditions precedent herein provided for relating to such transaction have been complied with; or

                       (c) the Company ceases for any reason to be a "wholly owned subsidiary" of the Guarantor (as such term is defined in Rule 1-02(z) of the Regulation S-X promulgated by the Commission).

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                  Upon any assumption of the Guarantee by any Person pursuant to this Section, such Person may exercise every right and power of the Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Guarantor herein, and all the obligations of the Guarantor, hereunder and under the Guarantees and the Indenture shall terminate.

SECTION 1204.     When Guarantor May Merge, etc.

                  The Guarantor shall not consolidate with or merge with or into any other Person or, directly or indirectly, sell, lease or convey all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person, unless:

                       (a) either the Guarantor shall be the continuing person, or the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or to which the assets of the Guarantor are transferred shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor under the Guarantee and this Indenture;

                       (b) immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                       (c) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance or lease and such supplemental indenture comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  Upon any consolidation or merger, or any sale, conveyance or lease of all or substantially all of the assets of the Guarantor, in accordance with this Section, the successor corporation formed by such consolidation or into which the Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of,

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the Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Guarantor herein, and all the obligations of the predecessor Guarantor hereunder and under the Guarantee and the Indenture shall terminate.

                                ARTICLE THIRTEEN

                           SUBORDINATION OF SECURITIES

SECTION 1301.     Securities Subordinated to Senior Debt.

                  The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of any Securities, by his or its acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the Securities (and any renewals or extensions thereof), including the principal of, premium, if any, and interest thereon and any interest payable on such interest, and requirements that the Company make repurchases or redemptions shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Securities.

SECTION 1302.     Securities Subordinated to Prior Payment of All Senior Debt
                       on Dissolution, Liquidation, Reorganization, etc. of the Company.

                  Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Securities) to creditors upon any dissolution, winding-up, total or partial liquidation, reorganization, or recapitalization or readjustment of the Company or its property or securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or otherwise), then in such event,

                       (i) all holders of Senior Debt shall first be entitled to receive payment in full in cash or Cash Equivalents, before any payment is made on account of the principal, premium, if

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

                  any, or interest on the indebtedness evidenced by the Securities or in respect of the Redemption Price;


                      (ii) any payment or distribution of assets of the Company, of any kind or character, whether in cash, property or securities (other than Capital Stock of the Company), to which the Holders, or the Trustee on behalf of the Holders, would be entitled except for the provisions of this Article Thirteen, shall be paid or delivered by any debtor or other person making such payment or distribution, directly to the holders of the Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, for application to payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and


                      (iii) in the event that, notwithstanding the foregoing provisions of this Section 1302, any payment or distribution of assets of the Company, whether in cash, property or securities (other than Capital Stock of the Company), shall be received by the Trustee or the Holders before all Senior Debt is paid in full, such payment or distribution (subject to the provisions of Sections 1306 and 1307) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Senior Debt remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

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                  The Company shall give prompt written notice to the Trustee and any Paying Agent of any action or plan of dissolution, winding-up, liquidation or reorganization of the Company or any other facts known to it which would cause a payment to violate this Article Thirteen.

                  Upon any payment or distribution of assets of the Company, referred to in this Article Thirteen, the Trustee, subject to the provisions of
Section 601 and Section 603, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Debt of the Company, the amount thereof payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen.

SECTION 1303. Holders of Securities to be Subrogated to Right of Holders of Senior Debt.

                  Subject to the payment in full of all Senior Debt in cash or Cash Equivalents, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all Debt of the Company that, by its terms, is not superior in right of payment to the Securities and ranks on a parity with the Securities) to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until the principal of, premium, if any, and interest on, the Securities, including the Redemption Price, if applicable, shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Senior Debt of assets, whether in cash, property or securities, distributable to the holders of Senior Debt under the provisions hereof to which the Holders would be entitled except for the provisions of this Article Thirteen, and no payment over pursuant to the provisions of this Article Thirteen to the holders of Senior Debt by the Holders shall, as between the Company, its creditors (other than the holders of Senior Debt) and the Holders, be deemed to be a payment by the Company to or on account of Senior Debt, it being understood that the provisions of this Article Thirteen are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

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SECTION 1304.     Obligations of the Company Unconditional.

                  Nothing contained in this Article Thirteen or elsewhere in this Indenture or in any Security (but subject to the provisions of Section
1109) is intended to or shall impair or affect, as between the Company, its creditors (other than the holders of Senior Debt) and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on, the Securities, and the Redemption Price, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent or limit the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default hereunder, subject to the provisions of Article Five hereof and to the rights, if any, under this Article Thirteen of the holders of Senior Debt in respect of assets, whether in cash, property or securities, of the Company received upon the exercise of any such remedy. Nothing contained in this Article Thirteen or elsewhere in this Indenture or in the Securities, shall, except during the pendency of any dissolution, winding-up, total or partial liquidation, reorganization, recapitalization or readjustment of the Company or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of assets and liabilities of the Company or otherwise), affect the obligation of the Company to make, or prevent the Company from making, at any time (except under the circumstances described in Section 1305 hereof), payment of principal of, premium, if any, or interest on, the Securities, or the Redemption Price in respect of any Securities.

SECTION 1305. Company Not to Make Payments With Respect to Securities in Certain Circumstances.

                  (a) Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and all other obligations in respect thereof shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for, and, in the case of Senior Debt in respect of letters of credit to the extent they have not been drawn upon, be fully secured by cash collateral, before any payment is made on account of principal of, premium, if any, or interest on the Securities in cash or property or to acquire or repurchase any of the Securities or on account of the redemption provisions of the Securities.

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                  (b)  Upon the happening of an event of default (as such term is used in such instrument) in respect of the payment of any Senior Debt ("Payment Default"), then, unless and until such default shall have been cured or waived by the holders of such Senior Debt or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest on the Securities in cash or property or to acquire or repurchase any of the Securities or on account of the redemption provisions of the Securities.

                  (c) Upon the happening of a default or an event of default with respect to any Senior Debt as such terms are used in such instruments, other than a default in payment of the principal of, premium, if any, or interest on the Senior Debt, or if an event of default would result upon any payment with respect to the Securities, upon written notice of (i) the default given to the Company, the Guarantor and the Trustee by holders of Designated Senior Debt representing a majority of the principal amount thereof or their representative, or (ii) the event of default given to the Company, the Guarantor and the Trustee by the holders of Designated Senior Debt representing a majority of the principal amount thereof or their representative, or by holders of a majority in principal amount of any outstanding class of Senior Debt or its representative after such time as there is no Designated Senior Debt outstanding, then, unless and until such default or event of default has been cured or waived or otherwise has ceased to exist, no payment may be made by the Company with respect to the principal of, premium, if any, or interest on the Securities in cash or property, or to acquire or repurchase any of the Securities for cash or property, or on account of the redemption provisions of the Securities. Notwithstanding the foregoing, unless the Designated Senior Debt or Senior Debt in respect of which such default or event of default exists has been declared due and payable in its entirety, in the case of a default, within 30 days and, in the case of an event of default, within 180 days after the date written notice of such default or event of default is delivered as set forth above (the "Payment Blockage Period"), and such declaration has not been rescinded, the Company is required then to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities. Any number of such notices may be given; provided, however, that (i) during any 360 consecutive days, the aggregate of all Payment Blockage Periods shall not exceed 180 days, (ii) there shall be a period of at least 180 consecutive days during each continuous 360-day period when no Payment Blockage Period is in effect, and (iii) any default or event of default that resulted in the commencement of a 180-day period may not be the basis for the commencement of any other 180-day period.

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                  In the event that, notwithstanding the foregoing provisions of this Section 1305, any payment or distribution of assets of the Company, whether in cash, property or securities (other than Capital Stock of the Company), shall be received by the Trustee or the Holders at a time when such payment or distribution should not have been made because of Section 1305, such payment or distribution (subject to the provisions of Sections 1306 and 1307) shall be held in trust for the benefit of the holders of, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Debt remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

SECTION 1306.     Trustee Entitled to Assume Payments Not Prohibited in
                       Absence of Notice.

                  The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof at its Corporate Trust Office from the Company or the Guarantor or from one or more holders of Senior Debt or from any representative thereof or trustee therefor, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 601 and 603 hereof, shall be entitled to assume conclusively that no such facts exist, and shall be fully protected in making any such payment in any such event.

                  The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Thirteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Thirteen, and, if such evidence is not furnished, the

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Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1307.     Application by Trustee of Monies Deposited With It.

                  Any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of, premium, if any, or interest on, any Securities or the Redemption Price in respect of any Securities shall be subject to the provisions of Sections 1301, 1302, 1303 and 1305 hereof, except that, if prior to the opening of business on the second Business Day next prior to the date on which, by the terms of this Indenture, any such monies may become payable for any purpose (including, without limitation, the payment of principal of, premium, if any, or interest on, or the Redemption Price in respect of, any Security) the Trustee shall not have received with respect to such monies the notice provided for in Section 1306, then the Trustee shall have the full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date; without, however, limiting any rights that holders of Senior Debt may have to recover any such payments from the Holders in accordance with the provisions of this Article Thirteen.

SECTION 1308. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Debt.

                  No right of any present or future holder of any Senior Debt to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, the Securities, or any other agreement or instrument regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  Each Holder of any Securities, by his acceptance thereof, undertakes and agrees for the benefit of each holder of Senior Debt to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments that any holder of Senior Debt may at any time require in order to prove and realize upon any rights or claims pertaining to the Securities and to effectuate the full benefit of the subordination contained in this Article Thirteen, and upon failure of any Holder of any Security so to do, any such holder of Senior Debt (or a trustee or representative on its behalf) shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the Holder

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of such Security to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instrument.

                  Without limiting the effect of the first paragraph of this
Section 1308, any holder of Senior Debt may at any time and from time to time without the consent of or notice to any Holder, without impairing or releasing any of the rights of any such holder of Senior Debt hereunder, upon or without any terms or conditions and in whole or in part:

                       (1) change the manner, place or terms of payment, or change or extend the time of payment of or increase the amount of, renew or alter, any Senior Debt or any other liability of the Company to such holder, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the provisions hereof shall apply to the Senior Debt of such holder as so changed, extended, renewed or altered;

                       (2) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or however securing, any Senior Debt or any other liability of the Company to such holder or any other liabilities incurred directly or indirectly in respect thereof or hereof, or any offset against it;

                       (3) exercise or refrain from exercising any rights or remedies against the Company or others or otherwise act or refrain from acting or for any reason fail to file, record or otherwise perfect any security interest in or lien on any property of the Company or any other Person;

                       (4) settle or compromise any Senior Debt or any other liability of the Company to such holder or any security therefor, or any liability incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Company to creditors of the Company other than such holder; and

                       (5) apply any sums by whomsoever paid and however realized to any liability or liabilities of the Company to such holder (other than in respect of the Securities or any

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                  liability or liabilities which rank pari passu or junior in right of payment to the Securities) regardless of what liability or liabilities of the Company to such holder remain unpaid.

SECTION 1309.     Holders of Securities Authorize Trustee to Effectuate
                       Subordination of Securities.

                  Without purporting to limit the authority of the Trustee as may be appropriate in other circumstances, each Holder by his or its acceptance thereof irrevocably authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Thirteen and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding-up or liquidation or reorganization under Bankruptcy Law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of its or his Securities in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt substantially in the form required in such proceeding at least one day before the expiration of the time to file such claims or proofs, then any of the holders of Senior Debt have the right to file such proof of claim or debt on behalf of the Holders, and to take any action with respect to such proof of claim or debt permitted to be taken by the holders of Senior Debt pursuant to this Indenture, the Securities or by law; provided, however, that no such action by holders of Senior Debt shall in any way limit or affect the rights of the Holders or the Trustee hereunder or under the Securities or applicable law.

SECTION 1310.     Right of Trustee to Hold Senior Debt; Preservation of
                       Trustee's Rights.

                  The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article Thirteen in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article Thirteen shall apply to claims of, or payment to, the Trustee under or pursuant to Section 607.

SECTION 1311.     Article Thirteen Not to Prevent Events of Default.

                  The failure to make a payment on account of principal of, premium, if any, or interest on, the Securities or Redemption Price in respect

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of the Securities, by reason by any provision in this Article Thirteen shall not be construed as preventing the occurrence of an Event of Default under Section 501 hereof.

SECTION 1312.     Trustee Not Fiduciary for Holders of Senior Debt.

                  The provisions of this Indenture are not intended to create, nor shall they create, any trust or fiduciary relationship between the Trustee and the holders of Senior Debt, nor shall any implied covenants or obligations with respect to holders of Senior Debt (other than those expressly set forth herein) be read into this Indenture against the Trustee. Accordingly, notwithstanding any provision of this Article Thirteen to the contrary, the Trustee shall not be liable to any such holders if it shall, in good faith, inadvertently pay over or distribute to Holders or the Company or any other person monies or assets to which any holders of Senior Debt shall be entitled by virtue of this Article Thirteen or otherwise.

SECTION 1313.     Trust Monies Not Subordinated.

                  Notwithstanding anything contained herein to the contrary and subject to the prior satisfaction of all of the conditions set forth in Section 401, payments from money held in trust under Article Four by the Trustee for the payment of principal of, premium, if any, or interest on, the Securities, or the Redemption Price in respect of the Securities shall not be subordinated to the prior payment of any Senior Debt of the Company or subject to the restrictions set forth in this Article Thirteen and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

                                ARTICLE FOURTEEN

                           SUBORDINATION OF GUARANTEE

SECTION 1401.     Guarantee Subordinated to Guarantor Senior Debt.

                  The Guarantor, for itself, its successors and assigns, covenants and agrees, and each Holder of any Securities, by his or its acceptance thereof, likewise covenants and agrees, that payments by the Guarantor in respect of the Guarantee shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Guarantor Senior Debt, and that each holder of Guarantor

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Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Securities. For purposes of this Article Fourteen, "payment in respect of the Guarantee" means any payment made by or on behalf of the Guarantor in respect of the Guarantee, including, but not limited to, any payment on account of the principal of, premium, if any, or interest on the Securities in cash or property or to acquire or repurchase any of the Securities or on account of the redemption provisions of the Securities.

SECTION 1402. Guarantee Subordinated to Prior Payment of All Guarantor Senior Debt on Dissolution, Liquidation, Reorganization, etc. of the Guarantor.

                  Upon any payment or distribution of the assets of the Guarantor of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Securities) to creditors upon any dissolution, or winding-up, or total or partial liquidation, or reorganization, or recapitalization or readjustment of the Guarantor or its property or securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Guarantor or otherwise), then in such event,

                       (i) the holders of all Guarantor Senior Debt shall first be entitled to receive payment in full in cash or Cash Equivalents before any payment in respect of the Guarantee is made;


                      (ii) any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities (other than Capital Stock of the Guarantor), to which the Holders, or the Trustee on behalf of the Holders, would be entitled except for the provisions of this Article Fourteen, shall be paid or delivered by any debtor or other person making such payment or distribution, directly to the holders of the Guarantor Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Guarantor Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Guarantor Senior Debt held or represented by each, for

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                  application to payment of all Guarantor Senior Debt remaining unpaid, to the extent necessary to pay all Guarantor Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Debt; and


                      (iii) in the event that, notwithstanding the foregoing provisions of this Section 1402, any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities (other than Capital Stock of the Guarantor), shall be received by the Trustee or the Holders before all Guarantor Senior Debt is paid in full, such payment or distribution (subject to the provisions of Sections 1406 and 1407) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Guarantor Senior Debt remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Guarantor Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Guarantor Senior Debt held or represented by each, for application to the payment of all Guarantor Senior Debt remaining unpaid, to the extent necessary to pay all Guarantor Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Debt.

                  The Guarantor shall give prompt notice to the Trustee and any Paying Agent of any dissolution, winding-up, liquidation or reorganization of the Guarantor or any other facts known to it which would cause a payment to violate this Article Fourteen.

                  Upon any payment or distribution of assets of the Guarantor referred to in this Article Fourteen, the Trustee, subject to the provisions of
Section 601 and Section 603, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Debt and other Debt of the Guarantor, the amount thereof

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payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen.

SECTION 1403. Holders of Securities to be Subrogated to Right of Holders of Guarantor Senior Debt.

                  Subject to the payment in full of all Guarantor Senior Debt in cash or Cash Equivalents, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all Debt of the Guarantor that, by its terms, is not superior in right of payment to the Guarantee and ranks on a parity with the Guarantee) to the rights of the holders of Guarantor Senior Debt to receive payments or distributions of assets of the Guarantor applicable to the Guarantor Senior Debt until the principal of, premium, if any, and interest on, the Securities, including the Redemption Price, if any, shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Guarantor Senior Debt of assets, whether in cash, property or securities, distributable to the holders of Guarantor Senior Debt under the provisions hereof to which the Holders would be entitled except for the provisions of this Article Fourteen, and no payment over pursuant to the provisions of this Article Fourteen to the holders of Guarantor Senior Debt by the Holders shall, as between the Guarantor, its creditors (other than the holders of Guarantor Senior Debt) and the Holders, be deemed to be a payment by the Guarantor to or on account of Guarantor Senior Debt, it being understood that the provisions of this Article Fourteen are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

SECTION 1404.     Obligations of the Guarantor Unconditional.

                  Nothing contained in this Article Fourteen or elsewhere in this Indenture or in any Security (but subject to the provisions of Section
1109) is intended to or shall impair or affect, as between the Guarantor, its creditors (other than the holders of Guarantor Senior Debt) and the Holders, the obligation of the Guarantor under the Guarantee, or to affect the relative rights of the Holders and creditors of the Guarantor, other than the holders of Guarantor Senior Debt, nor shall anything herein or therein prevent or limit the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default hereunder, subject to the provisions of Article Five hereof and to the rights, if any, under this Article Fourteen of the holders of Guarantor Senior Debt in respect of assets, whether in cash, property or securities, of the Guarantor, received upon the

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exercise of any such remedy.  Nothing contained in this Article Fourteen or elsewhere in this Indenture or in the Securities, shall, except during the pendency of any dissolution, winding-up, total or partial liquidation, reorganization, recapitalization or readjustment of the Guarantor or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of assets and liabilities of the Guarantor or otherwise), affect the obligation of the Guarantor to make, or prevent the Guarantor from making, at any time (except under the circumstances described in Section 1405 hereof), any payment in respect of the Guarantee.

SECTION 1405. Guarantor Not to Make Payments in Respect of the Guarantee in Certain Circumstances.

                  (a) Upon the maturity of any Guarantor Senior Debt by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and all other obligations in respect thereof shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for, and, in the case of Guarantor Senior Debt in respect of letters of credit to the extent they have not been drawn upon, be fully secured by cash collateral, before any payment in respect of the Guarantee is made.

                  (b) Upon the happening of an event of default (as such term is used in such instrument) in respect of the payment of any Guarantor Senior Debt ("Payment Default"), then, unless and until such default shall have been cured or waived by the holders of such Guarantor Senior Debt or shall have ceased to exist, no payment in respect of the Guarantee shall be made.

                  (c) Upon the happening of a default or an event of default with respect to any Guarantor Senior Debt as such terms are used in such instruments, other than a default in payment of the principal of, premium, if any, or interest on the Guarantor Senior Debt, or if an event of default would result upon any payment pursuant to the Guarantee with respect to the Securities, upon written notice of (i) the default given to the Company, the Guarantor and the Trustee by holders of Designated Senior Debt representing a majority of the principal amount thereof or their representative, or (ii) the event of default given to the Company, the Guarantor and the Trustee by the holders of Designated Senior Debt representing a majority of the principal amount thereof or their representative, or by holders of a majority in principal amount of any outstanding class of Guarantor Senior Debt or its representative after such time as there is no Designated Senior Debt outstanding, then, unless

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and until such default or event of default has been cured or waived or otherwise has ceased to exist, no payment in respect of the Guarantee may be made. Notwithstanding the foregoing, unless the Designated Senior Debt or Guarantor Senior Debt in respect of which such default or event of default exists has been declared due and payable in its entirety, in the case of a default, within 30 days and, in the case of an event of default, within 180 days after the date written notice of such default or event of default is delivered as set forth above (the "Payment Blockage Period"), and such declaration has not been rescinded, the Guarantor is required then to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities. Any number of such notices may be given; provided, however, that
(i) during any 360 consecutive days, the aggregate of all Payment Blockage Periods shall not exceed 180 days, (ii) there shall be a period of at least 180 consecutive days during each continuous 360-day period when no Payment Blockage Period is in effect, and (iii) any default or event of default that resulted in the commencement of a 180-day period may not be the basis for the commencement of any other 180-day period.

SECTION 1406.     Trustee Entitled to Assume Payments Not Prohibited in
                       Absence of Notice.

                  The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof at its Corporate Trust Office from the Company or the Guarantor or from one or more holders of Guarantor Senior Debt or from any representative thereof or trustee therefor, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 601 and 603 hereof, shall be entitled to assume conclusively that no such facts exist, and shall be fully protected in making any such payment in any such event.

                  The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of Guarantor Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Guarantor Senior Debt or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Fourteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt held by such Person, the extent to which

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such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fourteen, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1407.     Application by Trustee of Monies Deposited With It.

                  Any deposit of monies by the Guarantor with the Trustee or any Paying Agent (whether or not in trust) for any payment in respect of the Guarantee shall be subject to the provisions of Sections 1401, 1402, 1403 and 1405 hereof except that, if prior to the opening of business on the second Business Day next prior to the date on which, by the terms of this Indenture, any such monies may become payable for any purpose (including, without limitation, the payment of principal of, or premium (if any) or interest on, or the Redemption Price in respect of, any Security) the Trustee shall not have received with respect to such monies the notice provided for in Section 1406, then the Trustee shall have the full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date; without, however, limiting any rights that holders of Guarantor Senior Debt may have to recover any such payments from the Holders in accordance with the provisions of this Article Fourteen.

SECTION 1408. Subordination Rights Not Impaired by Acts or Omissions of Guarantor or Holders of Guarantor Senior Debt.

                  No right of any present or future holder of any Guarantor Senior Debt to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Guarantor with the terms, provisions and covenants of this Indenture, the Securities, or any other agreement or instrument regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  Each Holder of any Securities, by his acceptance thereof, undertakes and agrees for the benefit of each holder of Guarantor Senior Debt to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments that any holder of Guarantor Senior Debt may at any time require in order to prove and realize upon any rights or claims pertaining to the Guarantee and to effectuate the full benefit of the subordination contained

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in this Article Fourteen; and upon failure of any Holder of any Security so to do, any such holder of Guarantor Senior Debt (or a trustee or representative on its behalf) shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the Holder of such Security to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instrument.

                  Without limiting the effect of the first paragraph of this
Section 1408, any holder of Guarantor Senior Debt may at any time and from time to time without the consent of or notice to any Holder, without impairing or releasing any of the rights of any such holder of Guarantor Senior Debt hereunder, upon or without any terms or conditions and in whole or in part:

                       (1) change the manner, place or terms of payment, or change or extend the time of payment of or increase the amount of, renew or alter, any Guarantor Senior Debt or any other liability of the Guarantor to such holder, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the provisions hereof shall apply to the Guarantor Senior Debt of such holder as so changed, extended, renewed or altered;

                       (2) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or however securing, any Guarantor Senior Debt or any other liability of the Guarantor to such holder or any other liabilities incurred directly or indirectly in respect thereof or hereof, or any offset against it;

                       (3) exercise or refrain from exercising any rights or remedies against the Guarantor or others or otherwise act or refrain from acting or for any reason fail to file, record or otherwise perfect any security interest in or lien on any property of the Guarantor or any other Person;

                       (4) settle or compromise any Guarantor Senior Debt or any other liability of the Company to such holder or any security therefor, or any liability incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Guarantor to creditors of the Guarantor other than such holder; and

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                       (5)  apply any sums by whomsoever paid and however
                  realized to any liability or liabilities of the Guarantor to such holder (other than in respect of the Guarantee or any liability or liabilities which rank pari passu or junior in right of payment to the Guarantee) regardless of what liability or liabilities of the Guarantor to such holder remain unpaid.

SECTION 1409.     Holders of Securities Authorize Trustee to Effectuate
                       Subordination of Guarantee.

                  Without purporting to limit the authority of the Trustee as may be appropriate in other circumstances, each Holder by his or its acceptance thereof irrevocably authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fourteen and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding-up or liquidation or reorganization under Bankruptcy Law of the Guarantor (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of its or his Securities in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt substantially in the form required in such proceeding at least one day before the expiration of the time to file such claims or proofs, then any of the holders of Guarantor Senior Debt have the right to file such proof of claim or debt on behalf of the Holders, and to take any action with respect to such proof of claim or debt permitted to be taken by the holders of Guarantor Senior Debt pursuant to this Indenture, the Securities or by law; provided, however, that no such action by holders of Guarantor Senior Debt shall in any way limit or affect the rights of the Holders or the Trustee hereunder or under the Guarantee or applicable law.

SECTION 1410. Right of Trustee to Hold Guarantor Senior Debt; Preservation of Trustee's Rights.

                  The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article Fourteen in respect of any Guarantor Senior Debt at any time held by it to the same extent as any other holder of Guarantor Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article Fourteen shall apply to claims of, or payment to, the Trustee under or pursuant to Section 607.

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SECTION 1411.     Article Fourteen Not to Prevent Events of Default.

                  The failure to make a payment in respect of the Guarantee, by reason by any provision in this Article Fourteen shall not be construed as preventing the occurrence of an Event of Default under Section 501 hereof.

SECTION 1412.     Trustee Not Fiduciary for Holders of Guarantor Senior Debt.

                  The provisions of this Indenture are not intended to create, nor shall they create, any trust or fiduciary relationship between the Trustee and the holders of Guarantor Senior Debt, nor shall any implied covenants or obligations with respect to holders of Guarantor Senior Debt (other than those expressly set forth herein) be read into this Indenture against the Trustee. Accordingly, notwithstanding any provision of this Article Fourteen to the contrary, the Trustee shall not be liable to any such holders if it shall, in good faith, inadvertently pay over or distribute to Holders or the Guarantor or any other person monies or assets to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article or otherwise.

SECTION 1413.     Trust Monies Not Subordinated.

                  Notwithstanding anything contained herein to the contrary and subject to the prior satisfaction of all of the conditions set forth in Section 401, payments from money held in trust under Article Four by the Trustee for any payment in respect of the Guarantee shall not be subordinated to the prior payment of any Guarantor Senior Debt of the Guarantor or subject to the restrictions set forth in this Article Fourteen and none of the Holders shall be obligated to pay over any such amount to the Guarantor or any holder of Guarantor Senior Debt of the Guarantor or any other creditor of the Company.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                      HARRAH'S OPERATING COMPANY, INC.

                                      By:
                                         ---------------------------------------
                                                                               -
                                           Name:
                                           Title:
Attest:

     [Seal]       By:
                     ----------------------
                  Name:
                  Title:

                                      HARRAH'S ENTERTAINMENT, INC.

     [Seal]                                By:
                                              ----------------------------------
                                                                               -
                                           Name:
                                           Title:

By:
   -----------------------------
                               -
                  Name:
                  Title:

                                      NATIONSBANK OF TENNESSEE, N.A.

     [Seal]                                By:
                                              ----------------------
                                           Name:
                                           Title:

By:
   -----------------------------
                               -
                  Name:
                  Title:

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